Cardiff Oncology Reports Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

SAN DIEGO, December 3, 2021 -- Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage oncology company, developing new precision medicine treatment options for cancer patients in indications with the greatest unmet medical need including KRAS-mutated colorectal cancer, pancreatic cancer, and castrate-resistant prostate cancer, today announced that on December 2, 2021, non-qualified stock option awards to purchase an aggregate of 200,112 shares of its common stock were granted to two new employees. The stock options were granted as inducements material to the new employees becoming employees of Cardiff Oncology in accordance with Nasdaq Listing Rule 5635(c)(4).

The options have an exercise price of $5.46 per share, which is equal to the closing price of Cardiff Oncology’s common stock on December 2, 2021. Each option will vest over a 4-year period, with 25% of the shares vesting upon the 1-year anniversary of the date of grant and the remaining shares vesting monthly over the following 36-months, subject to each employee’s continued employment with Cardiff Oncology on such vesting dates.

About Cardiff Oncology, Inc.
Cardiff Oncology is a clinical-stage oncology company, developing new precision medicine treatment options for cancer patients in indications with the greatest unmet medical need. Our goal is to target tumor vulnerabilities with treatment combinations that overcome disease resistance and improve disease response to standard treatment regimens and to increase overall survival. We are developing onvansertib, a first-in-class, third-generation Polo-like Kinase 1 ("PLK1") inhibitor, in combination with standard-of-care anti-cancer therapeutics. Our clinical development programs incorporate tumor genomics and biomarker technology to refine assessment of patient response to treatment. We have three clinical programs currently ongoing: a Phase 1b/2 study of onvansertib in combination with FOLFIRI/Avastin® (bevacizumab) in KRAS-mutated metastatic colorectal cancer (mCRC); a Phase 2 trial of onvansertib in combination with nanoliposomal irinotecan, leucovorin and fluorouracil for the second-line treatment of patients with metastatic pancreatic ductal adenocarcinoma (PDAC); and a Phase 2 study of onvansertib in combination with Zytiga® (abiraterone)/prednisone in metastatic castrate-resistant prostate cancer (mCRPC). For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2020, and other periodic reports filed with the Securities and

Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
Vicki Kelemen
Chief Operating Officer
858-952-7652
vkelemen@cardiffoncology.com

Investor Contact:
Joyce Allaire
LifeSci Advisors
212-915-2569
jallaire@lifesciadvisors.com

Media Contact:
Amy Jobe, Ph.D.
LifeSci Communications
315-879-8192
ajobe@lifescicomms.com

-2-